EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 24, 1999 relating to the financial statements and financial statement schedule of AMCON Distributing Company, which appears in AMCON Distributing Company's Annual Report on Form 10-K for the year ended September 30, 1999.

/S/PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Omaha, Nebraska
September 6, 2000